Exhibit 99.1

Focus Financial Partners Reports First Quarter Results

Performance Exceeds Expectations, Reinforcing Strong Momentum

New York, New York – May 6, 2021 – Focus Financial Partners Inc. (Nasdaq: FOCS) (“Focus Inc.”, “Focus”, the “Company”, “we”, “us” or “our”), a leading partnership of independent, fiduciary wealth management firms, today reported results for its first quarter ended March 31, 2021.

First Quarter 2021 Highlights

•	Total revenues of $394.2 million, 16.9% growth year over year
•	Organic revenue growth(1) rate of 12.2% year over year
•	GAAP net income of $2.5 million
•	GAAP basic and diluted net income per share attributable to common shareholders of $0.00 on a rounded basis
•	Adjusted Net Income Excluding Tax Adjustments(2) of $63.4 million and Tax Adjustments of $10.5 million
•	Adjusted Net Income Excluding Tax Adjustments Per Share(2) of $0.80 and Tax Adjustments Per Share(2) of $0.13
•	Net Leverage Ratio(3) of 3.79x
•	Net cash provided by operating activities for the trailing 4-quarters ended March 31, 2021 of $242.1 million, 32.8% higher than the prior year period
•	LTM Cash Flow Available for Capital Allocation(2) for the trailing 4-quarters ended March 31, 2021 of $219.9 million, 51.8% higher than the prior year period
•	Raised $500 million under First Lien Term Loan at LIBOR + 200 and repaid borrowings under First Lien Revolver
•	Formed a joint venture with Orion Advisor Solutions that will add cash and credit solutions and related services developed by Focus Client Solutions to Orion’s WealthTech platform
•	Launched Beryllus Capital, a global multi-family office, in a joint venture with the Hinduja Group

(1)	Please see footnote 2 under “How We Evaluate Our Business” later in this press release.
(2)	Non-GAAP financial measures. Please see “Reconciliation of Non-GAAP Financial Measures” later in this press release for a reconciliation and more information on these measures.
(3)	Please see footnote 8 under “How We Evaluate Our Business” later in this press release.

“This morning we announced another quarter of excellent performance and year-over-year growth, reflecting a continued acceleration of our overall business momentum,” said Rudy Adolf, Founder, CEO and Chairman. “Our partner firms generated outstanding results, delivering exceptional service to their clients and growing their businesses despite the unsettled macro backdrop. We had another strong quarter for M&A, following the most active quarter in our history, and our pipeline is building. The Focus model continues to resonate, creating an enduring source of competitive differentiation. We further expanded our presence in the ultra-high net worth market during the quarter, which is an important strategic focus for us, and grew our international footprint. We also substantially increased the range of value-added services that we can offer our partner firms, in areas that are integral to addressing their clients’ most complex wealth management and planning needs.”

“We delivered strong results in the 2021 first quarter, above the upper end of our guidance on all measures, and we are very pleased with the overall performance and growth of our business. We also reported our first quarter of Adjusted EBITDA(2) in excess of $100 million, which is a substantial milestone and reinforces the operating leverage that results from our scale,” said Jim Shanahan, Chief Financial Officer. “Our net leverage ratio was 3.79x as of March 31st, and we remain committed to our net leverage ratio range of 3.5x to 4.5x. The excellent performance of our partner firms, together with our sustained M&A momentum and further build-out our value-added offerings all create levers of future growth for our partnership. We firmly believe that the uniqueness of our value proposition will continue to make us the partner of choice and enhance our already strong leadership position.”

First Quarter 2021 Financial Highlights

Total revenues were $394.2 million, 16.9%, or $57.1 million higher than the 2020 first quarter. The primary driver of this increase was revenue growth from our existing partner firms of approximately $42.4 million. The majority of this growth was driven by higher wealth management fees, which includes the effect of mergers completed by our partner firms. The balance of the increase of $14.7 million was due to revenues from new partner firms acquired during the last twelve months. Our year-over-year organic revenue growth rate(1) was 12.2%, slightly above our expected 7% to 10% range for the quarter.

An estimated 77.7%, or $306.4 million, of total revenues in the quarter were correlated to the financial markets. Of this amount, 67.2%, or $206.0 million, were generated from advance billings generally based on market levels in the 2020 fourth quarter. The remaining 22.3%, or $87.8 million, were not correlated to the markets. These revenues typically consist of family office type services, tax advice and fixed fees for investment advice, primarily for high and ultra-high net worth clients.

GAAP net income was $2.5 million compared to $34.0 million in the prior year quarter. GAAP basic and diluted net income per share attributable to common shareholders were both $0.00, as compared to $0.43 for both basic and diluted net income per share in the prior year quarter.

Adjusted EBITDA(2) was $101.0 million, 29.4%, or $23.0 million, higher than the prior year period, and our Adjusted EBITDA margin(3) was 25.6%, well ahead of our outlook of 24.5% for the quarter due to the higher organic revenue growth and lower operating costs relative to revenue.

Adjusted Net Income Excluding Tax Adjustments(2) was $63.4 million and Tax Adjustments were $10.5 million. Adjusted Net Income Excluding Tax Adjustments Per Share(2) was $0.80, up 29.0% compared to the prior year period, and Tax Adjustments Per Share(2) were $0.13, up 8.3% compared to the prior year period.

(1)	Please see footnote 2 under “How We Evaluate Our Business” later in this press release.
(2)	Non-GAAP financial measures. Please see “Reconciliation of Non-GAAP Financial Measures” later in this press release for a reconciliation and more information on these measures.
(3)	Calculated as Adjusted EBITDA divided by Revenues.

Balance Sheet and Liquidity

As of March 31, 2021, cash and cash equivalents were $169.7 million and debt outstanding under the Company’s credit facilities was approximately $1.6 billion, all of which were borrowings under our First Lien Term Loan. There were no outstanding borrowings under our First Lien Revolver. Our Net Leverage Ratio(1) at March 31, 2021 was 3.79x. We remain committed to maintaining our Net Leverage Ratio(1) between 3.5x to 4.5x and believe this is the appropriate range for our business given our highly acquisitive nature.

Our net cash provided by operating activities for the trailing four quarters ended March 31, 2021 increased 32.8% to $242.1 million from $182.2 million for the comparable period ended March 31, 2020. Our Cash Flow Available for Capital Allocation(2) for the trailing four quarters ended March 31, 2021 increased 51.8% to $219.9 million from $144.8 million for the comparable period ended March 31, 2020. These increases reflect the earnings growth of our partner firms, the addition of new partner firms and the increase in our Adjusted EBITDA margin. In the 2021 first quarter, we paid $10.0 million of earn-out obligations and $4.2 million of required amortization under our Term Loan.

As of March 31, 2021, $850 million, or approximately 52%, of our Term Loan had been swapped from a floating rate to a weighted average fixed rate of 2.62%. The residual amount of approximately $773.4 million under the Term Loan remain at floating rates.

(1)	Please see footnote 8 under “How We Evaluate Our Business” later in this press release.
(2)	Non-GAAP financial measure. See ‘‘Reconciliation of Non-GAAP Financial Measures—Cash Flow Available for Capital Allocation” later in this press release.

Teleconference, Webcast and Presentation Information

Founder, CEO and Chairman, Rudy Adolf, and Chief Financial Officer, Jim Shanahan, will host a conference call today, May 6, 2021 at 8:30 a.m. Eastern Time to discuss the Company’s 2021 first quarter results and outlook. The call can be accessed by dialing +1-877-407-0989 (inside the U.S.) or +1-201-389-0921 (outside the U.S.).

A live, listen-only webcast, together with a slide presentation titled “First Quarter 2021 Earnings Release Supplement” dated May 6, 2021 will be available under “Events” in the “Investor Relations” section of the Company’s website, www.focusfinancialpartners.com. A webcast replay of the call will be available shortly after the event at the same address. Registration for the call will begin 20 minutes prior to the start of the call, using the following link.

About Focus Financial Partners Inc.

Focus Financial Partners is a leading partnership of independent, fiduciary wealth management firms. Focus provides access to best practices, resources, and continuity planning for its partner firms who serve individuals, families, employers and institutions with comprehensive wealth management services. Focus partner firms maintain their operational independence, while they benefit from the synergies, scale, economics and best practices offered by Focus to achieve their business objectives.

Cautionary Note Concerning Forward-Looking Statements

The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, including the impact and duration of the outbreak of Covid-19, which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s annual report on Form 10-K for the year ended December 31, 2020 filed and our other filings with the Securities and Exchange Commission.

Investor and Media Contact

Tina Madon

Head of Investor Relations & Corporate Communications

Tel: (646) 813-2909

tmadon@focuspartners.com

How We Evaluate Our Business

We focus on several key financial metrics in evaluating the success of our business, the success of our partner firms and our resulting financial position and operating performance. Key metrics for the three months ended March 31, 2020 and 2021 include the following:

	Three Months Ended
	March 31,
	2020	2021
	(dollars in thousands, except per share data)
Revenue Metrics:
Revenues	$337,054	$394,175
Revenue growth (1) from prior period	29.7%	16.9%
Organic revenue growth (2) from prior period	21.2%	12.2%

Management Fees Metrics (operating expense):
Management fees	$83,693	$102,072
Management fees growth (3) from prior period	46.8%	22.0%
Organic management fees growth (4) from prior period	33.7%	15.7%

Net Income Metrics:
Net income	$34,019	$2,482
Net income growth from prior period	*	*
Income per share of Class A common stock:
Basic	$0.43	$0.00
Diluted	$0.43	$0.00
Income per share of Class A common stock growth from prior period:
Basic	*	*
Diluted	*	*

Adjusted EBITDA Metrics:
Adjusted EBITDA (6)	$78,020	$100,995
Adjusted EBITDA growth (6) from prior period	43.1%	29.4%

Adjusted Net Income Excluding Tax Adjustments Metrics:
Adjusted Net Income Excluding Tax Adjustments (5)(6)	$45,515	$63,449
Adjusted Net Income Excluding Tax Adjustments growth (5)(6) from prior period	58.6%	39.4%

Tax Adjustments
Tax Adjustments (5)(6)(7)	$8,935	$10,492
Tax Adjustments growth from prior period (5)(6)(7)	27.2%	17.4%

	Three Months Ended
	March 31,
	2020		2021
	(dollars in thousands, except per share data)
Adjusted Net Income Excluding Tax Adjustments Per Share and Tax Adjustments Per Share Metrics:
Adjusted Net Income Excluding Tax Adjustments Per Share (5)(6)	$0.62		$0.80
Tax Adjustments Per Share (5)(6)(7)	$0.12		$0.13
Adjusted Net Income Excluding Tax Adjustments Per Share growth (5)(6) from prior period	63.2%		29.0%
Tax Adjustments Per Share growth from prior period (5)(6)(7)	33.3%		8.3%

Adjusted Shares Outstanding
Adjusted Shares Outstanding (6)	73,132,756		79,606,295

Other Metrics:
Net Leverage Ratio (8) at period end	4.00	x	3.79	x
Acquired Base Earnings (9)	$3,190		$663
Number of partner firms at period end (10)	64		72

*            Not meaningful

(1)	Represents period-over-period growth in our GAAP revenue.

(2)	Organic revenue growth represents the period-over-period growth in revenue related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms, including Connectus, and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe these growth statistics are useful in that they present full-period revenue growth of partner firms on a “same store” basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

(3)	The terms of our management agreements entitle the management companies to management fees typically consisting of all Earnings Before Partner Compensation (“EBPC”) in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Management fees growth represents the period-over-period growth in GAAP management fees earned by management companies. While an expense, we believe that growth in management fees reflect the strength of the partnership.

(4)	Organic management fees growth represents the period-over-period growth in management fees earned by management companies related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe that these growth statistics are useful in that they present full-period growth of management fees on a “same store” basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

(5)	In disclosures, including filings with the SEC, made prior to the quarter ended September 30, 2020, “Adjusted Net Income Excluding Tax Adjustments” and “Tax Adjustments” were presented together as “Adjusted Net Income.” Additionally, “Adjusted Net Income Excluding Tax Adjustments Per Share” and “Tax Adjustments Per Share” were presented together as “Adjusted Net Income Per Share.”

(6)	For additional information regarding Adjusted EBITDA, Adjusted Net Income Excluding Tax Adjustments, Adjusted Net Income Excluding Tax Adjustments Per Share, Tax Adjustments, Tax Adjustments Per Share and Adjusted Shares Outstanding, including a reconciliation of Adjusted EBITDA, Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share to the most directly comparable GAAP financial measure, please read “—Adjusted EBITDA” and “—Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share.”

(7)	Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where we received a step-up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15-year period. Due to our acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is included to show the full economic benefit of deductions for acquired intangible assets with the step-up in tax basis. As of March 31, 2021, estimated Tax Adjustments from intangible asset related income tax benefits from closed acquisitions based on a pro forma 27% income tax rate for the next 12 months is $41,907.

(8)	Net Leverage Ratio represents the First Lien Leverage Ratio (as defined in the Credit Facility), and means the ratio of amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Facility).

(9)	The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our retained cumulative preferred position in Base Earnings. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters. For example, from time to time when a partner firm consummates an acquisition, the management agreement among the partner firm, the management company and the principals is amended to adjust Base Earnings and Target Earnings to reflect the projected post acquisition earnings of the partner firm.

(10)	Represents the number of partner firms on the last day of the period presented.

Unaudited Condensed Consolidated Financial Statements

FOCUS FINANCIAL PARTNERS INC.

Unaudited condensed consolidated statements of operations

(in thousands, except share and per share amounts)

	For the three months ended
	March 31,
	2020	2021
REVENUES:
Wealth management fees	$318,603	$374,845
Other	18,451	19,330
Total revenues	337,054	394,175
OPERATING EXPENSES:
Compensation and related expenses	117,844	141,043
Management fees	83,693	102,072
Selling, general and administrative	62,595	63,826
Intangible amortization	35,723	42,983
Non-cash changes in fair value of estimated contingent consideration	(31,373)	25,936
Depreciation and other amortization	2,982	3,607
Total operating expenses	271,464	379,467
INCOME FROM OPERATIONS	65,590	14,708
OTHER INCOME (EXPENSE):
Interest income	285	47
Interest expense	(13,586)	(10,521)
Amortization of debt financing costs	(782)	(852)
Loss on extinguishment of borrowings	(6,094)	—
Other income—net	612	3
Income from equity method investments	64	283
Total other expense—net	(19,501)	(11,040)
INCOME BEFORE INCOME TAX	46,089	3,668
INCOME TAX EXPENSE	12,070	1,186
NET INCOME	34,019	2,482
Non-controlling interest	(13,623)	(2,226)
NET INCOME ATTRIBUTABLE TO
COMMON SHAREHOLDERS	$20,396	$256
Income per share of Class A common stock:
Basic	$0.43	$0.00
Diluted	$0.43	$0.00
Weighted average shares of Class A common stock outstanding:
Basic	47,436,555	52,200,029
Diluted	47,441,172	52,654,822

FOCUS FINANCIAL PARTNERS INC.

Unaudited condensed consolidated balance sheets

(in thousands, except share and per share amounts)

	December 31,	March 31,
	2020	2021
ASSETS
Cash and cash equivalents	$65,858	$169,715
Accounts receivable less allowances of $2,178 at 2020 and $2,135 at 2021	169,220	176,558
Prepaid expenses and other assets	65,581	87,594
Fixed assets—net	49,209	48,711
Operating lease assets	229,748	229,132
Debt financing costs—net	6,950	6,276
Deferred tax assets—net	107,289	160,247
Goodwill	1,255,559	1,253,976
Other intangible assets—net	1,113,467	1,082,254
TOTAL ASSETS	$3,062,881	$3,214,463
LIABILITIES AND EQUITY
LIABILITIES
Accounts payable	$9,634	$7,809
Accrued expenses	53,862	55,626
Due to affiliates	66,428	26,638
Deferred revenue	9,190	9,783
Other liabilities	222,911	238,089
Operating lease liabilities	253,295	255,145

Borrowings under credit facilities (stated value of $1,507,622 and $1,623,449 at December 31, 2020 and March 31, 2021, respectively)	1,507,119	1,619,831
Tax receivable agreements obligations	81,563	123,895
TOTAL LIABILITIES	2,204,002	2,336,816
EQUITY
Class A common stock, par value $0.01, 500,000,000 shares authorized; 51,158,712 and 55,114,842 shares issued and outstanding at December 31, 2020 and March 31, 2021, respectively	512	551
Class B common stock, par value $0.01, 500,000,000 shares authorized; 20,661,595 and 17,019,104 shares issued and outstanding at December 31, 2020 and March 31, 2021, respectively	207	170
Additional paid-in capital	526,664	590,022
Retained earnings	14,583	14,839
Accumulated other comprehensive income (loss)	(2,167)	917
Total shareholders' equity	539,799	606,499
Non-controlling interest	319,080	271,148
Total equity	858,879	877,647
TOTAL LIABILITIES AND EQUITY	$3,062,881	$3,214,463

FOCUS FINANCIAL PARTNERS INC.

Unaudited condensed consolidated statements of cash flows

(in thousands)

	For the three months ended
	March 31,
	2020	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$34,019	$2,482
Adjustments to reconcile net income to net cash provided by operating activities—net of effect of acquisitions:
Intangible amortization	35,723	42,983
Depreciation and other amortization	2,982	3,607
Amortization of debt financing costs	782	852
Non-cash equity compensation expense	5,034	12,356
Non-cash changes in fair value of estimated contingent consideration	(31,373)	25,936
Income from equity method investments	(64)	(283)
Distributions received from equity method investments	25	176
Deferred taxes and other non-cash items	4,104	436
Loss on extinguishment of borrowings	6,094	—
Changes in cash resulting from changes in operating assets and liabilities:
Accounts receivable	(9,047)	(7,393)
Prepaid expenses and other assets	(1,705)	(5,098)
Accounts payable	1,281	(1,637)
Accrued expenses	(1,612)	2,169
Due to affiliates	(41,785)	(39,818)
Other liabilities	(2,815)	(3,023)
Deferred revenue	1,739	383
Net cash provided by operating activities	3,382	34,128
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisitions and contingent consideration—net of cash acquired	(52,188)	(7,925)
Purchase of fixed assets	(3,188)	(2,835)
Investment and other, net	—	(17,500)
Net cash used in investing activities	(55,376)	(28,260)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facilities	285,000	524,375
Repayments of borrowings under credit facilities	(37,892)	(409,173)
Proceeds from issuance of common stock, net	—	12,119
Payments in connection with unit redemption, net	—	(12,119)
Payments in connection with tax receivable agreements	—	(4,112)
Contingent consideration paid	(21,428)	(4,172)
Payments of debt financing costs	(634)	(2,700)
Proceeds from exercise of stock options	77	2,863
Payments on finance lease obligations	(34)	(33)
Distributions for unitholders	(4,567)	(9,055)
Net cash provided by financing activities	220,522	97,993
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(667)	(4)
CHANGE IN CASH AND CASH EQUIVALENTS	167,861	103,857
CASH AND CASH EQUIVALENTS:
Beginning of period	65,178	65,858
End of period	$233,039	$169,715

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA is defined as net income (loss) excluding interest income, interest expense, income tax expense (benefit), amortization of debt financing costs, intangible amortization and impairments, if any, depreciation and other amortization, non-cash equity compensation expense, non-cash changes in fair value of estimated contingent consideration, loss on extinguishment of borrowings, other expense/income, net, and secondary offering expenses, if any. We believe that Adjusted EBITDA, viewed in addition to and not in lieu of, our reported GAAP results, provides additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•	non-cash equity grants made to employees or non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; stock-based compensation expense is not a key measure of our operating performance;
•	contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods; the non-cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance; and
•	amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance.

We use Adjusted EBITDA:

•	as a measure of operating performance;
•	for planning purposes, including the preparation of budgets and forecasts;
•	to allocate resources to enhance the financial performance of our business; and
•	to evaluate the effectiveness of our business strategies.

Adjusted EBITDA does not purport to be an alternative to net income (loss) or cash flows from operating activities. The term Adjusted EBITDA is not defined under GAAP, and Adjusted EBITDA is not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; and
•	Adjusted EBITDA does not reflect the interest expense on our debt or the cash requirements necessary to service interest or principal payments.

In addition, Adjusted EBITDA can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We compensate for these limitations by also relying on the GAAP results and using Adjusted EBITDA as supplemental information.

Set forth below is a reconciliation of net income to Adjusted EBITDA for the three months ended March 31, 2020 and 2021:

	Three Months Ended
	March 31,
	2020	2021
	(in thousands)
Net income	$34,019	$2,482
Interest income	(285)	(47)
Interest expense	13,586	10,521
Income tax expense	12,070	1,186
Amortization of debt financing costs	782	852
Intangible amortization	35,723	42,983
Depreciation and other amortization	2,982	3,607
Non-cash equity compensation expense	5,034	12,356
Non-cash changes in fair value of estimated contingent consideration	(31,373)	25,936
Loss on extinguishment of borrowings	6,094	—
Other income, net	(612)	(3)
Secondary offering expenses	—	1,122
Adjusted EBITDA	$78,020	$100,995

Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share

We analyze our performance using Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share. Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are non-GAAP measures. We define Adjusted Net Income Excluding Tax Adjustments as net income (loss) excluding income tax expense (benefit), amortization of debt financing costs, intangible amortization and impairments, if any, non-cash equity compensation expense, non-cash changes in fair value of estimated contingent consideration, loss on extinguishment of borrowings and secondary offering expenses, if any. The calculation of Adjusted Net Income Excluding Tax Adjustments also includes adjustments to reflect a pro forma 27% income tax rate reflecting the estimated U.S. Federal, state, local and foreign income tax rates applicable to corporations in the jurisdictions we conduct business.

Adjusted Net Income Excluding Tax Adjustments Per Share is calculated by dividing Adjusted Net Income Excluding Tax Adjustments by the Adjusted Shares Outstanding. Adjusted Shares Outstanding includes: (i) the weighted average shares of Class A common stock outstanding during the periods, (ii) the weighted average incremental shares of Class A common stock related to stock options outstanding during the periods, (iii) the weighted average incremental shares of Class A common stock related to unvested Class A common stock outstanding during the periods, (iv) the weighted average incremental shares of Class A common stock related to restricted stock units outstanding during the periods, (v) the weighted average number of Focus LLC common units outstanding during the periods (assuming that 100% of such Focus LLC common units have been exchanged for Class A common stock), (vi) the weighted average number of Focus LLC restricted common units outstanding during the periods (assuming that 100% of such Focus LLC restricted common units have been exchanged for Class A common stock) and (vii) the weighted average number of common unit equivalents of Focus LLC vested and unvested incentive units outstanding during the periods based on the closing price of our Class A common stock on the last trading day of the periods (assuming that 100% of such Focus LLC common units have been exchanged for Class A common stock).

We believe that Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share, viewed in addition to and not in lieu of, our reported GAAP results, provide additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•	non-cash equity grants made to employees or non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; stock-based compensation expense is not a key measure of our operating performance;
•	contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods; the non-cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance; and
•	amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance.

Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not purport to be an alternative to net income (loss) or cash flows from operating activities. The terms Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are not defined under GAAP, and Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not reflect changes in, or cash requirements for, working capital needs; and
•	Other companies in the financial services industry may calculate Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share differently than we do, limiting its usefulness as a comparative measure.

In addition, Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We compensate for these limitations by relying also on the GAAP results and use Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share as supplemental information.

Tax Adjustments and Tax Adjustments Per Share

Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where we received a step-up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15-year period. Due to our acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is included to show the full economic benefit of deductions for acquired intangible assets with the step-up in tax basis.

Tax Adjustments Per Share is calculated by dividing Tax Adjustments by the Adjusted Shares Outstanding.

Set forth below is a reconciliation of net income to Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share for the three months ended March 31, 2020 and 2021:

	Three Months Ended March 31,
	2020	2021
	(dollars in thousands, except per share data)
Net income	$34,019	$2,482
Income tax expense	12,070	1,186
Amortization of debt financing costs	782	852
Intangible amortization	35,723	42,983
Non-cash equity compensation expense	5,034	12,356
Non-cash changes in fair value of estimated
contingent consideration	(31,373)	25,936
Loss on extinguishment of borrowings	6,094	—
Secondary offering expenses (1)	—	1,122
Subtotal	62,349	86,917
Pro forma income tax expense (27%) (2)	(16,834)	(23,468)
Adjusted Net Income Excluding Tax Adjustments	$45,515	$63,449

Tax Adjustments (3)	$8,935	$10,492

Adjusted Net Income Excluding Tax Adjustments Per Share	$0.62	$0.80
Tax Adjustments Per Share (3)	$0.12	$0.13

Adjusted Shares Outstanding	73,132,756	79,606,295

Calculation of Adjusted Shares Outstanding: Weighted average shares of Class A common stock outstanding—basic (4)	47,436,555	52,200,029
Adjustments:
Weighted average incremental shares of Class A common stock related to stock options, unvested Class A common stock and restricted stock units	4,617	454,793
Weighted average Focus LLC common units outstanding (5)	22,020,124	19,723,223
Weighted average Focus LLC restricted common units outstanding (6)	—	71,374
Weighted average common unit equivalent of Focus LLC incentive units outstanding (7)	3,671,460	7,156,876
Adjusted Shares Outstanding	73,132,756	79,606,295

(1)	Relates to offering expenses associated with the March 2021 secondary equity offering.

(2)	The pro forma income tax rate of 27% reflects the estimated U.S. Federal, state, local and foreign income tax rates applicable to corporations in the jurisdictions we conduct business.

(3)	Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where we received a step-up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15-year period. Due to our acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is included to show the full economic benefit of deductions for acquired intangible assets with the step-up in tax basis. As of March 31, 2021, estimated Tax Adjustments from intangible asset related income tax benefits from closed acquisitions based on a pro forma 27% income tax rate for the next 12 months is $41,907.

(4)	Represents our GAAP weighted average Class A common stock outstanding—basic.

(5)	Assumes that 100% of the Focus LLC common units were exchanged for Class A common stock.

(6)	Assumes that 100% of Focus LLC restricted common units were exchanged for Class A common stock.

(7)	Assumes that 100% of the vested and unvested Focus LLC incentive units were converted into Focus LLC common units based on the closing price of our Class A common stock at the end of the respective period and such Focus LLC common units were exchanged for Class A common stock.

Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP liquidity measures on a trailing 4-quarter basis to analyze cash flows generated from our operations. We consider Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation to be liquidity measures that provide useful information to investors about the amount of cash generated by the business and are two factors in evaluating the amount of cash available to pay contingent consideration, make strategic acquisitions and repay outstanding borrowings. Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation do not represent our residual cash flow available for discretionary expenditures as they do not deduct our mandatory debt service requirements and other non-discretionary expenditures. We define Adjusted Free Cash Flow as net cash provided by operating activities, less purchase of fixed assets, distributions for Focus LLC unitholders and payments under tax receivable agreements (if any). We define Cash Flow Available for Capital Allocation as Adjusted Free Cash Flow plus the portion of contingent consideration paid which is classified as operating cash flows under GAAP. The balance of such contingent consideration is classified as investing and financing cash flows under GAAP; therefore, we add back the amount included in operating cash flows so that the full amount of contingent consideration payments is treated consistently. Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation are not defined under GAAP and should not be considered as alternatives to net cash from operating, investing or financing activities. In addition, Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation can differ significantly from company to company.

Set forth below is a reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation for the trailing 4-quarters ended March 31, 2020 and 2021:

	Trailing 4-Quarters Ended
	March 31,
	2020	2021
	(in thousands)
Net cash provided by operating activities	$182,243	$242,107
Purchase of fixed assets	(26,785)	(18,996)
Distributions for unitholders	(24,612)	(26,945)
Payments under tax receivable agreements	—	(4,112)
Adjusted Free Cash Flow	$130,846	$192,054
Portion of contingent consideration paid included in operating activities (1)	13,996	27,845
Cash Flow Available for Capital Allocation (2)	$144,842	$219,899

(1)	A portion of contingent consideration paid is classified as operating cash outflows in accordance with GAAP, with the balance reflected in investing and financing cash outflows. Contingent consideration paid classified as operating cash outflows for each of the trailing 4-quarters ended March 31, 2020 was $4.0 million, $0.8 million $0.8 million and $8.4 million, respectively, totaling $14.0 million for the trailing 4-quarters ended March 31, 2020. Contingent consideration paid classified as operating cash outflows for each of the trailing 4-quarters ended March 31, 2021 was $16.4 million, $3.8 million, $2.4 million and $5.2 million, respectively, totaling $27.8 million for the trailing 4-quarters ended March 31, 2021.

(2)	Cash Flow Available for Capital Allocation excludes all contingent consideration that was included in either operating, investing or financing activities of our consolidated statements of cash flows.

Supplemental Information

Economic Ownership

The following table provides supplemental information regarding the economic ownership of Focus Financial Partners, LLC as of March 31, 2021:

	March 31, 2021
Economic Ownership of Focus Financial Partners, LLC Interests:	Interest	%
Focus Financial Partners Inc. (1)	55,114,842	69.6%
Non-Controlling Interests (2)	24,097,103	30.4%
Total	79,211,945	100.0%

(1)	Includes 7,006,625 Focus LLC common units issuable upon conversion of the outstanding 16,728,882 vested and unvested incentive units (assuming vesting of the unvested incentive units and a March 31, 2021 period end value of the Focus LLC common units equal to $41.62) and includes 71,374 Focus LLC restricted common units.

Class A and Class B Common Stock Outstanding

The following table provides supplemental information regarding the Company’s Class A and Class B common stock:

	Q1 2021 Weighted Average Outstanding	Number of Shares Outstanding at March 31, 2021	Number of Shares Outstanding at May 3, 2021
Class A	52,200,029	55,114,842	55,114,842
Class B	19,723,223	17,019,104	17,025,646

Incentive Units

The following table provides supplemental information regarding the outstanding Focus LLC vested and unvested Incentive Units (“IUs”) at March 31, 2021. The vested IUs in future periods can be exchanged into shares of Class A common stock (after conversion into a number of Focus LLC common units that takes into account the then-current value of common units and such IUs aggregate hurdle amount), and therefore, the Company calculates the Class A common stock equivalent of such IUs for purposes of calculating per share data. The period-end share price of the Company’s Class A common stock is used to calculate the intrinsic value of the outstanding Focus LLC IUs in order to calculate a Focus LLC common unit equivalent of the Focus LLC IUs.

Hurdle Rates	Number Outstanding
$1.42	421
$5.50	798
$6.00	386
$7.00	1,081
$9.00	1,323,708
$11.00	841,706
$12.00	520,000
$13.00	548,750
$14.00	17,848
$16.00	45,191
$17.00	20,000
$19.00	549,643
$21.00	3,440,620
$22.00	888,417
$23.00	524,828
$26.26	18,750
$27.00	29,484
$27.90	1,951,339
$28.50	1,492,088
$30.48	30,000
$33.00	3,617,500
$36.64	30,000
$43.50	30,000
$44.71	806,324
16,728,882